Fundamental Research Corp.
Investment Analysis for Intelligent Investors

August 30, 2022

8i Acquisition 2 Corp.
(NASDAQ: LAX)

Acquiring a Health-Tech Company with DHL as a Client – Initiating Coverage

N/A
Current Price: US$9.95
Fair Value: N/A
Risk*: 4

Sector/Industry: Digital Assets

Click here for more research on the company and to share your views

Sid Rajeev, B.Tech, CFA, MBA
Head of Research

Alexis Cabel, B.A.Econ
Equity Analyst

Highlights

- 8i Acquisition 2 Corp. (LAX) is a Special Purpose Acquisition Company ("SPAC"), with $86M in cash, and an **agreement to acquire Euda Health Limited (EUDA)**, a Singapore-based health technology company.
- A SPAC is a shell-company formed to acquire a private company through a reverse takeover. **SPACs gained popularity in 2020/2021 as a faster/cheaper route for private companies to go public.** SPAC IPOs in the U.S. increased from 59 in 2019, to 248 in 2020, and to 613 in 2021 (Source: Statista). However, lackluster performance of shares of several SPAC deals, and SEC inquiries on a few high-profile deals, have made investors more cautious on SPACs. SPAC IPOs are down 65% YTD this year. That said, several SPACs have been relatively successful; DraftKings Inc. (NASDAQ: DKNG) is a good example.
- LAX intends to acquire EUDA for $140M at $10 per share. The deal is expected to close by November 24, 2022. If not, LAX will have to return investors' capital plus accrued interest.
- EUDA is a **B2B health-tech company connecting patients to doctors**. The company focuses on urgent care services for employees of corporations with a relatively high incidence of work-place accidents. In the event of an accident, EUDA's proprietary AI platform conducts a preliminary diagnosis, and connects the patient to a doctor/hospital. When the doctor recommends follow-up tests, EUDA's platform selects optimal testing centers based on pricing/convenience/availability, removing any potential favoritism/bias from doctors who tend to refer patients to facilities of their choice. All of the invoices/payments are processed through EUDA's platform. We believe EUDA's process has potential to be faster and cheaper for its corporate clients. **DHL (XTRA: DPW) is a client.**
- EUDA's business should **not be confused with the highly competitive/saturated B2C telemedicine business**. To our knowledge, there is no other company with a similar business model in Singapore. Its closest comparable is China-based Ping An Good Doctor (HKG:1833/MCAP: $3.1B). Formed in 2014, this company generates $1B+ in revenue.
- In H1-2022, EUDA's platform generated $3M in revenue, up 15% YoY. 600 clients and 3,000 employees/patients availed of EUDA's services. We estimate that EUDA has cornered 6% of its target market in Singapore.
- Management is focused on expanding within Singapore first, and then expand internationally to **India and Indonesia, where there is a shortage of doctors.**
- We will assign a rating and valuation if and when the proposed transaction is completed.

Risks

- **No guarantee that the deal with EUDA will be completed**
- No guarantee that EUDA will be able to expand its market share.
- Risk of technology failure and cybersecurity risk
- Competition

LAX Price and Volume


$10.00
$9.80
$9.60
$9.40
1600000
1400000
1200000
1000000
800000
600000
400000
200000
0
14/12/2021
14/03/2022
14/06/2022
Close
Volume

	YTD	12M
LAX	2%	N/A
NASDAQ	-23%	-21%

Pro forma Company Data

52-Week Range	$9.65-$9.95
Shares Outstanding (Post Business Combination)*	19M
MCAP (post business combination)	$184M
Yield	N/A
P/E (forward)	N/A
P/B	N/A

*Assuming IPO investors redeem 100% of their investments

EUDA Key Financial Data (US$) YE Dec 31	2021	2022E	2023E
Cash	$ 189,996	$ 848,245	$ 2,303,040
Working Capital	$ -2,963,378	$ -704,883	$ 1,385,368
Total Assets	$ 7,999,028	$ 8,206,387	$ 9,847,178
Debt	$ 353,729	$ 800,000	$ -
Revenue	$ 10,544,550	$ 10,438,516	$ 11,803,813
Net Income	$ 864,812	$ -3,362,959	$ -3,081,585

***See last page for important disclosures, rating, and risk definitions. All figures in US$ unless otherwise specified**

Share Purchase Agreement (SPA) Between LAX and EUDA

The acquisition is targeted to be completed by November 24, 2022

$140M plus milestone payments (all paid in shares)

Initial Payment
$140M at $10 per share

Earn-Out Payments

- 1M shares if share price>=$15 over the next 2.5 years
- 1M shares if share price>=$20 over the next 2.5 years
- 1M shares, if revenue and net income are at least $20.1M and $3.6M, respectively, in 2023
- 1M shares, if revenue and net income are at least $40.1M and $10.1M, respectively, in 2024

In its IPO, LAX raised $86.25M, which is currently held in a trust account. **Shareholders have an option to redeem** their shares at US$10 per share plus accrued interest, irrespective of whether the proposed deal is closed. Investors get to retain all of the warrants issued to them, allowing them to acquire 4.3M shares at an exercise price of $11.50. We note that most SPAC deals offer similar terms to their IPO investors.

Overview of EUDA

Founded in 2019, EUDA **utilizes a proprietary AI platform to provide a one-stop medical concierge service to patients.** Its services primarily include preliminary diagnosis, selection of specialist doctors/hospitals/clinics for treatment, ability to purchase medicines from online pharmacies, and bill payments.

The company has 200 employees, including 170 in Singapore, and the rest in China, Vietnam, and India

Pay per use B2B model

As the company is merely connecting patients to doctors/facilities, they do not need a license to operate in Singapore

Benefits of EUDA Over The Traditional Healthcare Process
Potential for 40% cost savings to patients and employers
Doctors, hospitals, and clinics have potential to increase patient volume
Insurance companies and employers can view the breakdown of bills, ailments, and other relevant data in one platform
24/7 operations; 5 min waiting time vs 0.5-1.5 hours for the traditional process
Overall convenience for all parties

Source: Company / FRC

EUDA's platform allows all parties to view details of a treatment, associated costs, and other relevant data in a single platform

Currently supported by 295 doctors, clinics, and healthcare providers in Singapore

DHL is a client


EUDA
People
$ Financials
Insights
Export Report
Overview
17,628
Employees
12,421
Medical Visits YTD
10,288
Telemedicine Visits YTD
3,428
MCs Taken
Plans
72%
Health Plan
Flexi Plan
Monthly Spend PMPM
High Cost Claimants
Top Illnesses
Flu
1,231
Fever
542
227
myEUDA
Hello,
Brenda Wong
Video Consultation
Rewards

Source: Company

Urgent Care Services

The company specializes in urgent care medical treatment for injuries and accidents. We believe EUDA has attracted 6% of its target market in Singapore, which includes companies in labor-intensive sectors such as manufacturing, logistics, and transportation. Employees' workplace healthcare needs are typically paid for by their employers and their insurance companies.

In H1-2022, 600 clients/3,000 employees availed of EUDA's services

Our research indicates that a labour-intensive company typically has an incidence rate of 1% per year. The average cost of treatment per incident is approximately $1,500. **This implies that a company with 200 employees can generate $3k in revenue per year for EUDA.**

In H1-2022, EUDA reported gross margins of 48%, after paying healthcare providers and suppliers. This compares to 23% for Ping An Good Doctor, which is a direct comparable operating in China. We expect EUDA's margins to decline with increased competition.

The chart on the right shows all of the primary applications provided by EUDA, including preliminary diagnosis, identification of third-party services, bill payments, medicine delivery, etc.

Corporate customers are billed per visit, with payments due within 30 days; the average payment period to its suppliers is also 30 days


Healthcare
Lifestyle & Wellness
Health Plans
Enablement
Technology Platform
EUDA
Corporates
Consumers
Providers
Insurers

EUDA Target Market in Singapore	
Sector	**Number of Companies**
Manufacturing	9,175
Warehousing & Storage	435
Post & Courier	699
Transportation	12,721
Computer Programming & IT Consultancy	12,483
Total:	**35,513**

Source: singstat.gov.sg as of 2020


The EUDA Process
Aftercare Services
James is reminded to take his medicine on time by Digital Nurse
His diagnosis of the Xray by the doctor is also handled by the digital nurse, who will automatically schedule follow ups if necessary
His medication is also pre-checked for conflicts with medicines he is currently taking for other ailments, thus he feels assured
Tests
James goes to the X-Ray clinic on the scheduled date/time
Minimal wait for him as priority was given to him due to pre-booking
Test images were automatically distributed to his doctor, who reviewed the X-Ray and assessed it to be normal
Images were also compared by AI automatically against thousands of records through Machine Learning for comparative studies
Medicine Delivery
Pharmacy receives order and payment for prescribed painkillers for James
Pharmacy prepares the medicine for pickup from Logistics Partner
Logistics Partner receives instruction to pick up and deliver medicine
Logistics Partner assigns nearest delivery rider to deliver the medicine
Delivery Person validates James's identity and passes the medicine to him
After care
Claims Mgmt
Follow ups
Diagnosis
AI Coordination Engine
Coordinates and automatically book X-Ray appointments at partner clinics, after considering the availabilities of James, his eligible benefits, equipment and specialists.
Coordinates with Pharmacy to dispense the medicine according to doctor's prescription
Coordinates with Logistics Partner to pick up and delivery the medicine to James
Updates health records, payments, insurers
Selection of Service
James was pre-onboarded with his own private insurance
He has a slight chest pain at work, and wishes to see a doctor for it
Using MyEUDA app, he selects which healthcare service he wants
Telemedicine option was selected
Digital Claims Management
System performs Digital Verification of Insurance Eligibility
Denial Management
Extraction and Provision of Benefits Information
Automated Payment Posting
Triaging
AI Chatbot Questionnaire engages James
Nurse attends to User after questionnaire
Medical history auto-retrieved
Vital health stats recorded
Doctor Diagnosis
Doctor examines James via telemedicine from his clinic
Doctor requires James to go for Chest X-Ray after reviewing James' medical history and current vital statistics
Doctor prescribes painkillers to James for temporary relief
EUDA

Source: Company

Home Care Services

Launching in the coming months

EUDA plans to launch home care services by the end of 2022. The company currently has a property management arm (generating $4-$5M in revenue per year) managing 50 residential and commercial properties. **EUDA plans to set up kiosks across all of their properties under management.** These kiosks will allow residents, needing medical care, to connect to EUDA's platform, and obtain assistance.

Singapore Digital Health Market

Singapore's digital health market is expected to grow 10% p.a. from 2021 to 2026


700
600
500
400
300
200
100
0
in million USD (US$)
134.08
186.91
236.00
315.50
371.00
418.50
470.00
515.30
559.10
603.20
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Total
Digital Fitness & Well-Being
eHealth

3M users, or 50% of the country's population use e-health services vs only 22% in the U.S. (valuepenguin.com), making Singapore an attractive market for EUDA and digital healthcare service providers


USERS BY SEGMENT
4
3
2
1
0
in million users
2.42
2.59
2.65
2.95
2.94
2.98
2.80
2.99
3.16
3.28
0.92
1.21
1.55
2.17
2.33
2.57
2017
2018
2019
2020
2021
2022
2023
2024
2025
2026
Digital Fitness & Well-Being
eHealth

Source: Statista

We believe EUDA's business should be attractive in areas with low doctor to population ratios

EUDA's future target markets of India and Indonesia have relatively low doctor to population ratios


Korea, DPR (2017) 3.7
Australia (2017) 3.7
New Zealand (2018) 3.6
OECD 3.4
Mongolia (2016) 2.9
Macau, China (2017) 2.6
Asia Pacific-H 2.6
Japan (2016) 2.4
Korea, Rep. (2017) 2.4
Singapore (2016) 2.3
China (2017) 2.0
Hong Kong, China (2018) 2.0
Brunei Darussalam (2017) 1.6
Malaysia (2015) 1.5
Asia Pacific-UM 1.2
Sri Lanka (2018) 1.0
Pakistan (2018) 1.0
Asia Pacific-LM/L 0.9
Fiji (2015) 0.9
India (2018) 0.9
Viet Nam (2016) 0.8
Thailand (2018) 0.8
Nepal (2018) 0.7
Myanmar (2018) 0.7
Philippines (2017) 0.6
Bangladesh (2018) 0.6
Indonesia (2018) 0.4
Lao PDR (2017) 0.4
Solomon Islands (2016) 0.2
Cambodia (2014) 0.2
Papua New Guinea (2018) 0.1
Doctors Per 1,000 Population in APAC and Oceania
Source: OECD Health Statistics2020; WHO
0
1
2
3
4
Per 1 000 population

Comparables

The closest, and probably the only direct comparable, is Ping An Good Doctor (operating in China/MCAP: $1.5B), which generates $1B+ in revenue, but is yet to be profitable

	EUDA	Ping An Good Doctor
Target Market	Singapore	China
Formed In	2019	2014
LTM Revenue (M)	$11	$1,060
LTM EBITDA (M)	-$1	-$189
Gross Margin	48%	23%
Network	295 doctors, clinics, and healthcare providers	48k doctors and specialists, 3.1k hospitals, and 7,500 pharmacies
No. of Patients	3k (H1-2022)	1.27B consultations

Source: FRC/Various

Management and board will own 18% of the company's equity, if and when the proposed transaction is completed

Management and Board

Name	Position/(s)	# Shares Outstanding	% of Total
Wei Wen Kelvin Chen	CEO and Executive Director	933,333	5.00%
Thien Su Gerald Lim	Independent Director	-	-
David Francis Capes	Independent Director	-	-
Alfred Lim	Independent Director	-	-
Kim Hing Chan	Independent Director	-	-
		933,333	**5.00%**
Meng Dong (James) Tan	CEO and Chairman of 8i Holdings 2 Pte Ltd	2,465,725	13.20%
Total Shares Outstanding Assuming IPO Investors Redeem 100%of Their Investments:			**18,677,725**

Source: Company Filings

Brief biographies of the senior management and board members, as provided by the company, follow:

Wei Wen Kelvin Chen – Chief Executive Officer and Executive Director

Since 2019, Dr. Chen has served as the Chief Executive Officer, founder, and Executive Director of EUDA. He started his career with the Singapore Police Force (SPF) as a police officer, where he served as SPF's IT consultant. From 2012 to 2017, Dr. Chen worked at Healthway Medical Group (Healthway), and afterwards, he established Kent Ridge Health. Dr. Chen holds a Doctorate in Business Administration from the University of South Australia and a Bachelor of Science, with honors, in Computer Science from the University of Greenwich.

Thien Su Gerald Lim – Independent Director

Mr. Lim has over 40 years of experience in the insurance and financial services industry. From 2000 to 2012, he served as the CEO of Aon Trade Credit for Asia Pacific, CEO of Aon Taiwan, and CEO and Chairman of Aon Singapore. From 2012 until 2016, Mr. Lim worked with Marsh & McLennan Companies as CEO of Marsh Southeast Asia and CEO of Marsh Credit Political Financial Risks for Asia. In the last six years, he has served as Chairman of Phillip Insurance Investments. Mr. Lim received his Bachelor's Degree in Business from the National University of Singapore, and his Master's Degree in Education from George Washington University.

David Francis Capes - Independent Director

Mr. Capes currently serves as Senior Vice President and Global Head of Operations and Innovation at MiRXES. Prior to MiRXES, he served as Vice President of Research & Development of Asia at Becton Dickinson BD. Mr. Capes also held senior management roles in Pathway Biomed and Rockeby Biomed. He holds a PhD in Pharmacy from Curtin University and a BA in Pharmacy from Western Australia Institute of Technology.

Alfred Lim – Independent Director

Mr. Lim started his career in 1978 with May & Baker Ltd / Rhone Poulenc Singapore Pte Ltd and moved to Neste Chemicals Trading Singapore Pte Ltd in 1990, where he was the Managing Director for sales and marketing. Between 1994 to 2002, he

was the managing director of Borealis Singapore Pte Ltd where he was awarded the International Trade Award from Ministry of Finance. In 2002, Mr Lim co-founded Akashi Sdn Bhd, a Malaysian distributor for chemicals. From 2006 to 2018, Mr. Lim acted as a senior consultant to An Duong Group. Since 2018, he has been a consultant to Roca Group. Mr. Lim received his Bachelor of Science (Honors) degree in Chemistry from the University of Singapore in 1976, Graduate degree in Marketing from Singapore Institute of Management in 1986.

Kim Hing Chan – Independent Director

Mr. Chan has over 30 years of experience in both the technology and financial services sector. From 2005 to 2020, Mr. Chan held various senior positions in CIMB Bank Singapore (from 2018 to 2020), United Overseas Bank (from October 2016 to May 2018) and Citibank Singapore (from 2005 through 2016). In 2000, he co-founded a security technology start-up named i-Sprint Innovations (S) Pte Ltd and was the company's Chief Technology Officer for four years. The start-up's application authentication and security administration model were based on a patented application security administration model that was co-invented by Mr. Chan. Mr. Chan holds a Master's degree in computer science from University College London.

EUDA's Financials

H1-2022 revenue from EUDA's platform was up 15% YoY

EBITDA remains negative

EUDA's platform has relatively stable gross margins (approximately 50%)

Minimal debt, but working capital was -$4M at the end of Q2-2022

Revenue Breakdown	2020	2021	YoY%	H1-2021	H1-2022	YoY%
Medical Services [EUDA Platform]	$ 3,832,631	$ 5,728,189	49%	$ 2,589,038	$ 2,987,193	15%
Face Recog/Temp Reader Sales*	$ 488,067	$ 257,841	-47%	$ 260,433	$ 7,653	-97%
Property Management Services	$ 4,554,681	$ 4,558,520	0%	$ 2,308,631	$ 2,100,214	-9%
Total Revenue	**$ 8,875,379**	**$ 10,544,550**	**19%**	**$ 5,158,102**	**$ 5,095,060**	**-1%**

*non-core revenue

STATEMENTS OF OPERATIONS YE Dec 31, US$	2020	2021	YoY%	H1-2021	H1-2022	YoY%
Revenue	$ 8,875,379	$ 10,544,550	19%	$ 5,158,102	$ 5,095,060	-1%
EBITDA	$ -608,178	$ -964,124	-259%	$ -580,042	$ -1,589,366	-174%

Segment Gross Margins	2021	H1-2021	H1-2022
Medical Services [EUDA Platform]	51%	50%	48%
Face Recog/Temp Reader Sales	35%	49%	-24%
Property Management Services	27%	31%	24%
EUDA Gross Margin	40%	41%	38%

Summary of Cash Flows	H1-2021	H1-2022
Operating	$ 484,727	$ -1,228,888
Investing	$ -261,161	$ -153,373
Financing	$ -189,323	$ 1,348,589
Net	**$ 294,969**	**$ 245,017**
Free Cash Flows to Firm (FCF)	**$ 223,566**	**$ -1,382,261**

Liquidity and Capital Structure	2021	Q2-2022	Sector Ave
Cash	$ 189,996	$ 245,017	
Working Capital	$ -2,963,378	$ -3,842,345	
Current Ratio	0.59	0.52	3.20
Total Debt	$ 353,729	233,101	
Total Debt / Capital	0.37	- 0.29	0.16

Source: Company Filings, FRC

FRC Projections

	2022E	2023E
Operating Stats		
Patients	6,000	6,982
Medical Services Revenue/Patient	$1,000	$1,036
Total Medical Services	$6,000,000	$7,232,914
Property Management Services	$4,409,564	$4,507,588
Home Care Services	$0	$63,310
Face Recog/Temp Reader Sales	$28,952	$0
Total Revenue	**$10,438,516**	**$11,803,813**
Total Cost of Revenue	$6,371,928	$7,073,880
Total Gross Profit	**$4,066,588**	**$4,729,934**
Total Expenses	$7,179,129	$7,550,762
EBITDA	**-$3,112,541**	**-$2,820,828**

Source: FRC

We are expecting $10M in revenue in 2022, and $12M in 2022

EBITDA is expected to remain negative until 2024

We will assign a valuation/rating if and when the transaction is completed. Upcoming catalysts include:

- Closing of the transaction in November 2022
- Ramp up of operations in Singapore
- International expansion (India and Indonesia in one to two years), with long-term plans to expand to Malaysia, Vietnam, Australia, and New Zealand
- Initiate home care services in the coming months

Risks

We believe the company is exposed to the following risks (list is non-exhaustive):

Assigning a risk rating of 4

- **No guarantee that the deal with EUDA will be completed**
- No guarantee that EUDA will be able to expand its market share.
- Yet to be profitable
- Risk of technology failure and cybersecurity risk
- Rise of competition
- The proposed acquisition price reflects a revenue multiple of 18x vs 5x for the Health Care Technology sector (Source: S&P Capital IQ). This implies that management is expecting significant revenue growth through domestic and international expansion.

Appendix

EUDA Health Limited and Subsidiaries STATEMENTS OF OPERATIONS (in US$) - YE December 31	2020	2021	2022E	2023E
Net Revenue	8,875,379	10,544,550	10,438,516	11,803,813
Cost of Revenues	4,985,092	6,300,197	6,371,928	7,073,880
Gross Profit	**3,890,287**	**4,244,353**	**4,066,588**	**4,729,934**
Operating Expenses	4,498,465	5,208,477	7,179,129	7,550,762
EBITDA	**(608,178)**	**(964,124)**	**(3,112,541)**	**(2,820,828)**
Depreciation & Amortization	285,378	264,103	248,009	260,757
EBIT	**(893,556)**	**(1,228,227)**	**(3,360,550)**	**(3,081,585)**
Investment Income				
Dividend Income			-	
Interest Expense	65,819	127,126		
EBT	**(959,375)**	**(1,355,353)**	**(3,360,550)**	**(3,081,585)**
Non-Recurring Expenses	-1,205,824	-2,303,890		
Taxes	47,477	48,141	-	-
Net Profit (Loss)	**198,972**	**900,396**	**(3,362,959)**	**(3,081,585)**

EUDA Health Limited and Subsidiaries BALANCE SHEET (in US$) - YE Dec 31st	2021	2022E	2023E
ASSETS			
CURRENT			
Cash	189,996	848,245	2,303,040
A/R	1,802,316	1,715,920	1,940,353
Other Receivables	1,991,226	2,090,787	2,195,327
Other Receivables - Related Parties	297,621	312,502	328,127
Prepaid Expenses	71,495	212,960	223,608
Total Current Assets	**4,352,654**	**5,180,415**	**6,990,455**
Contract Assets			
Long-term Prepaids and Deposits			
Other Receivables	1,830,603	1,458,210	1,531,121
Property and Equipment	56,927	56,927	56,927
Right of Use Assets	104,234	104,234	104,234
Goodwill and Intangible Assets	1,282,648	1,034,639	773,882
Others	371,962	371,962	390,560
Total Assets	**7,999,028**	**8,206,387**	**9,847,178**
LIABILITIES			
CURRENT			
A/P	2,819,127	2,566,193	2,995,361
Loans Payable	353,729	800,000	
Other Payables and Accrued Liabilities	488,597	2,162,743	2,270,880
Tax Payables	307,343	322,710	338,846
Related Party Loans	3,272,311		
Current Portion of Lease Liabilities	74,925	33,652	-
Total Current Liabilities	**7,316,032**	**5,885,298**	**5,605,086**
Lease Liabilities	33,652	33,652	33,652
Deferred Income Tax	49,294	51,759	54,347
Total Liabilities	**7,398,978**	**5,970,708**	**5,693,085**
SHAREHOLDERS EQUITY			
Share Capital	334,863	334,863	334,863
Additional Paid-In Capital		5,000,000	10,000,000
Accumulated Earnings	180,333	- 3,182,626	- 6,264,211
Non-Controlling Interest	78,818	81,227	81,227
AOCI	6,036	2,214	2,214
Total shareholders' equity (deficiency)	**600,050**	**2,235,678**	**4,154,093**
Total Liabilities and Shareholders Equity	**7,999,028**	**8,206,387**	**9,847,178**

EUDA Health Limited and Subsidiaries STATEMENTS OF CASH FLOWS (in US$) - YE Dec 31st	2021	2022E	2023E
OPERATING ACTIVITIES			
Net Profit for the Year	900,396	-3,362,959	-3,081,585
Adjusted for items not involving cash:			
Depreciation and Amortization	264,103	248,009	260,757
Deferred Taxs Benefits	-27,680		
Investment Income	-1,917,062		
Gain on Disposal of Subsidiaries			
Provision for Doubtful Account	43,804		
Funds From Operations	**-736,439**	**-3,114,950**	**-2,820,828**
Change in working capital			
A/R	-263,950	86,396	-224,432
Other Receivables	36,621	-114,442	-120,164
Prepaid expenses	-18,010	-141,465	-10,648
A/P	1,376,274	-252,934	429,168
Other Payable and Accrued Expenses	4,360	1,674,146	108,137
Taxes	107,188	15,367	16,136
Operating Lease Liabilities	-62,124	-41,273	-33,652
NET CASH USED IN OPERATING ACTIVITIES	**443,920**	**-1,889,155**	**-2,656,284**
INVESTING ACTIVITIES			
Loan to Third Party	-354,226		
Other Receivables		372,393	-72,911
Goodwill and Intangible Assets			
Others		0	-18,598
Acquisition of Equipment	-1,957		
NET CASH USED IN INVESTING ACTIVITIES	**-356,183**	**372,393**	**-91,509**
FINANCING ACTIVITIES			
Lease Payments	-6,686	0	0
Others		2,465	2,588
Proceeds from Loans/ Convertible Debt	-161,687	-2,826,040	-800,000
Proceeds from equity issue		4,998,587	5,000,000
NET CASH FROM FINANCING ACTIVITIES	**-168,373**	**2,175,012**	**4,202,588**

Fundamental Research Corp. Equity Rating Scale:
Buy – Annual expected rate of return exceeds 12% or the expected return is commensurate with risk
Hold – Annual expected rate of return is between 5% and 12%
Sell – Annual expected rate of return is below 5% or the expected return is not commensurate with risk
Suspended or Rating N/A— Coverage and ratings suspended until more information can be obtained from the company regarding recent events.

Fundamental Research Corp. Risk Rating Scale:
1 (Low Risk) - The company operates in an industry where it has a strong position (for example a monopoly, high market share etc.) or operates in a regulated industry. The future outlook is stable or positive for the industry. The company generates positive free cash flow and has a history of profitability. The capital structure is conservative with little or no debt.

2 (Below Average Risk) - The company operates in an industry where the fundamentals and outlook are positive. The industry and company are relatively less sensitive to systematic risk than companies with a Risk Rating of 3. The company has a history of profitability and has demonstrated its ability to generate positive free cash flows (though current free cash flow may be negative due to capital investment). The company's capital structure is conservative with little to modest use of debt.

3 (Average Risk) - The company operates in an industry that has average sensitivity to systematic risk. The industry may be cyclical. Profits and cash flow are sensitive to economic factors although the company has demonstrated its ability to generate positive earnings and cash flow. Debt use is in line with industry averages, and coverage ratios are sufficient.

4 (Speculative) - The company has little or no history of generating earnings or cash flow. Debt use is higher. These companies may be in start-up mode or in a turnaround situation. These companies should be considered speculative.

5 (Highly Speculative) - The company has no history of generating earnings or cash flow. They may operate in a new industry with new, and unproven products. Products may be at the development stage, testing, or seeking regulatory approval. These companies may run into liquidity issues and may rely on external funding. These stocks are considered highly speculative.

Disclaimers and Disclosure
The opinions expressed in this report are the true opinions of the analyst about this company and industry. Any "forward looking statements" are our best estimates and opinions based upon information that is publicly available and that we believe to be correct, but we have not independently verified with respect to truth or correctness. There is no guarantee that our forecasts will materialize. Actual results will likely vary. The analyst and Fundamental Research Corp. "FRC" does not own any shares of the subject company, does not make a market or offer shares for sale of the subject company, and does not have any investment banking business with the subject company. Fees were paid by LAX to FRC. The purpose of the fee is to subsidize the high costs of research and monitoring. FRC takes steps to ensure independence including setting fees in advance and utilizing analysts who must abide by CFA Institute Code of Ethics and Standards of Professional Conduct. Additionally, analysts may not trade in any security under coverage. Our full editorial control of all research, timing of release of the reports, and release of liability for negative reports are protected contractually. To further ensure independence, LAX has agreed to a minimum coverage term including an initial report and three updates. Coverage cannot be unilaterally terminated. Distribution procedure: our reports are distributed first to our web-based subscribers on the date shown on this report then made available to delayed access users through various other channels for a limited time.

The distribution of FRC's ratings are as follows: BUY (65%), HOLD (7%), SELL / SUSPEND (28%).
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This report contains "forward looking" statements. Forward-looking statements regarding the Company and/or stock's performance inherently involve risks and uncertainties that could cause actual results to differ from such forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products/services in the marketplace; acceptance in the marketplace of the Company's new product lines/services; competitive factors; new product/service introductions by others; technological changes; dependence on suppliers; systematic market risks and other risks discussed in the Company's periodic report filings, including interim reports, annual reports, and annual information forms filed with the various securities regulators. By making these forward-looking statements, Fundamental Research Corp. and the analyst/author of this report undertakes no obligation to update these statements for revisions or changes after the date of this report. A report initiating coverage will most often be updated quarterly while a report issuing a rating may have no further or less frequent updates because the subject company is likely to be in earlier stages where nothing material may occur quarter to quarter.
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